UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2013, A. O. Smith Corporation (“the Company”) issued a news release announcing that, effective as of its Annual Shareholders’ Meeting in April of 2014, Paul W. Jones, age 65, will retire as Executive Chairman of the Company. Mr. Jones will remain a member of the Board of Directors. Effective at the time of Mr. Jones’ retirement as Executive Chairman, Ajita G. Rajendra will assume the role of Chairman of the Company. Mr. Rajendra, age 62, currently serves and will continue to serve as the Company’s President and Chief Executive Officer. Mr. Rajendra joined the Company in 2005 as President of its Water Products Company and assumed the positions of President and Chief Operating Officer from 2011 to 2013. The Personnel and Compensation Committee of the Board made no immediate adjustment in Mr. Rajendra’s compensation. A copy of the Company’s news release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

The following exhibit is being filed herewith:

99.1	News Release of A. O. Smith Corporation dated December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: December 12, 2013	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated December 9, 2013.

Exhibit Number	Description

99.1	News Release of A. O. Smith Corporation dated December 9, 2013.

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